                                                                     EXHIBIT 5.1

                                December 29, 2000


EarthCare Company
14901 Quorum Drive, Suite 200
Dallas, Texas 75240

    Re:  EarthCare Company -- Registration Statement on
         Form S-3 relating to 10,000,000 Common Shares


Ladies and Gentlemen:

         We have acted as counsel for EarthCare Company, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed issuance of up to 10,000,000 common shares of the Company, $.0001 par value per share (the "Shares") by the Company. The Shares will be issued in connection with one or more acquisitions of companies, businesses or assets complementary to the Company's existing business.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

         The opinions expressed herein are limited in all respects to the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that upon the issuance of the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is part of the Registration Statement.

                                Very truly yours,

                                 King & Spalding

                               /s/ King & Spalding